UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 15, 2010
Date of Report
(Date of earliest event reported)
True North Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-129919 (Commission File Number)	20-3345780 (IRS Employer Identification No.)
4999 France Avenue South, Suite 248, Minneapolis, Minnesota 55410
(Address of Principal Executive Offices)     (ZIP Code)
Registrant’s telephone number, including area code: (952) 358-6120
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01	Other Events.
On June 30, 2010, True North Finance Corporation (the “Company”) executed a Quit Claim Bill of Sale conveying to CSMIF Liquidating Trust the Company’s interests in Capital Solutions Monthly Income Fund, LP together with 40,000,000 of the Company’s preferred stock. The Company did not receive cash consideration for the Quit Claim Bill of Sale. After the Company acquired the general partner of Capital Solutions Monthly Income Fund, L.P. (the “Fund”) on June 30, 2009, the real estate assets owned by the Fund had been reported on the Company’s consolidated financial statements. Since acquiring the general partner, the real estate assets held by the Fund had a significant decrease in fair market value. Recent third-party appraisals showed a decrease in values of the real estate portfolio by approximately 35% over the last 12 months. As a result of the decline in value of the real estate held by the Fund, the liabilities exceeded the fair value of the assets immediately before the June 30, 2010 transaction.

Item 9.01.	Financial Statements and Exhibits.
It is not practical to file the required pro forma financial information for the Company at this time. Accordingly, pursuant to Item 9.01(b)(2) of Form 8-K, the registrant will file such financial information under cover of Form 8-K/A as soon as practical, but not later than the date required by applicable law.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NORTH FINANCE CORPORATION
Date: July 7, 2010	By:	/s/ Todd A. Duckson
TODD A. DUCKSON,
President of the Company